                                                                      EXHIBIT 11

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED JUNE 30,
                                                                            ---------------------------
                                                                              2000               1999
                                                                            --------           --------
BASIC NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) applicable to common shares as reported           $ 7,067,382         $(2,539,340)
     Weighted average number of common shares outstanding:
          Common Stock .......................................            26,142,501             136,949
                                                                         -----------         -----------

          Basic net income (loss) per common share ...........           $      0.27         $    (18.54)
                                                                         ===========         ===========
DILUTED NET INCOME (LOSS) PER COMMON SHARE:
     Net income (loss) applicable to common shares as reported           $ 7,067,382         $(2,539,340)
     Weighted average number of common shares outstanding:
          Common Stock .......................................            26,142,501             136,949
          Effect of common stock equivalents .................             3,337,397                  --
                                                                         -----------         -----------
               Total .........................................            29,479,898             136,949
                                                                         -----------         -----------
          Diluted net income (loss) per common share .........           $      0.24         $    (18.54)
                                                                         ===========         ===========


                                                                             SIX MONTHS ENDED JUNE 30,
                                                                            ---------------------------
                                                                              2000               1999
                                                                            --------           --------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ....               $(26,802,848)       $ (5,142,908)
     Weighted average number of common shares outstanding:
          Common Stock ...................................                 23,153,033             136,949
                                                                         ------------        ------------
          Basic net loss per common share ................               $      (1.16)       $     (37.55)
                                                                         ============        ============
DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported ....               $(26,802,848)       $ (5,142,908)
     Weighted average number of common shares outstanding:
          Common Stock ...................................                 23,153,033             136,949
          Effect of common stock equivalents .............                         --                  --
                                                                         ------------        ------------
               Total .....................................                 23,153,033             136,949
                                                                         ------------        ------------
          Diluted net loss per common share ..............               $      (1.16)       $     (37.55)
                                                                         ============        ============



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